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                                                                   EXHIBIT 10.32
                              SEPARATION AGREEMENT
                               AND GENERAL RELEASE

     This Agreement is entered into this 11th day of September, 1998, by and between David R. White (hereinafter "Employee") and Galen Health Care, Inc. (hereinafter "Company").

     In consideration of Employee's agreement to the terms set forth below, and the mutual benefits to be derived hereunder, it is agreed as follows:

     All payments are subject to withholding for federal income tax, FICA, and other deductions required by law or regulation and will be made in a lump sum within ten (10) days following the date of execution of this Agreement. In consideration of these payments, Employee shall not, without prior written consent of Company, directly as an employee or employer engage in any business or render any services to any business that is in direct competition with the business of Company or any of its successors, purchasers, subsidiaries, assigns, affiliates, or parent for a period of two (2) years from the effective date of Employee's resignation. Employee further agrees to not solicit any employee of Company, its parent, subsidiaries or affiliates for employment for a period of two (2) years from the effective date of Employee's resignation. Company acknowledges that nothing in this Agreement is intended to preclude Employee from investing in or serving as a Director in any entity.

1.   Employee is to receive payment equivalent to three year's salary
     ($1,800,000).

2. Employee is to receive $2,160,000 which represents eighty percent (80%) of Employee's maximum eligibility for payment under the terms of the Transaction Bonus Plan. This amount is to be paid by separate check. This payment is not considered to be severance.

3. Employee is to receive $76,153 payment for all unused Paid Time Off (PTO) as of the effective date of resignation, September 15, 1998.

4. Employee is to receive $6,728 in consideration of COBRA health insurance continuation for eighteen months.

5.   Employee is to receive $35,000 in consideration of relocation expenses.

6.   Employee is to receive $5,000 in consideration of outplacement services.

7. Vested options may be exercised in accordance with plan provisions. Non-vested options scheduled to vest within twelve months following the effective date of Employee's resignation will be vested.

     The foregoing is in consideration of Employee's agreement that all promises set forth herein are accepted in full and final release and settlement of any and all claims of any type relating to Employee's employment or the operation of the Company which Employee ever had or may now have against Company, or any of its successors, purchasers, subsidiaries, assigns, affiliates, or parent, and the officers, agents, directors, or employees of any of them. Employee agrees to cooperate fully in conjunction with any investigation, dispute, grievance, claim or litigation which now exists or may arise in the future concerning any matters with which Employee may have been involved. Nothing in this statement shall require the Employee to act contrary to the advice of counsel. Employee shall be indemnified by the Company in accordance with, and to the fullest extent allowed by, the provisions of Delaware law and Article Sixteenth of the Restated Certificate of Incorporation of the Company and will be provided advancement of legal fees and costs to the extent provided therein. It is further agreed that the terms of this agreement will not be revealed to any person not a party to it, other than as required by law and except for legal and financial advisors. Employee also agrees to expressly waive any rights under any other programs or agreements between Employee and Company including its parent other than as set forth herein or as provided for under existing company benefit plans.

     Also, in consideration of the agreements set forth herein, Employee agrees to bring no lawsuits of any kind relating to employment or separation from employment including, but not limited to claims arising under the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, and the Americans with Disabilities Act. Employee acknowledges to have read this agreement/release and to understand all of its terms. Each party agrees to not make any disparaging remarks regarding the other party. Employee further acknowledges to have been informed of the right to agree or not agree to the terms set forth herein and has executed this agreement voluntarily with full knowledge of its significance and consequences. Employee acknowledges to have been offered at least twenty-one (21) days to consider the terms and conditions of this document but has voluntarily chosen to execute the document on the date of its execution, as evidenced by signature. In addition, Company and Employee agree that Employee has seven (7) days following the execution of this document in which to revoke this agreement by written notice.

     This agreement/release is binding on and shall inure to the benefit of Company, its parent and its successors and/or assigns.

     I acknowledge that I have read the foregoing, have had ample time to consider it, including ample time to consult with counsel, and voluntarily agree to all terms set forth herein.

     /s/ David R. White                                          9/14/98
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               Employee                                           Date

     /s/ Neil Hemphill                                           9/14/98
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               Company                                            Date